Exhibit 99.1

OSI SYSTEMS RECEIVES $600 MILLION AWARD FOR CARGO AND VEHICLE INSPECTION SYSTEMS

HAWTHORNE, CA. – March 20, 2023 – OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced that it has been notified of an award valued at approximately $600 million, which includes 16% value added tax (VAT), from Mexico’s Secretaría de la Defensa Nacional (SEDENA) for cargo and vehicle inspection systems and related services. Under the award, the Company is expected to provide a range of inspection systems, including the Eagle® high energy and low energy cargo inspection portals, the Carview® vehicle inspection system, and the Certscan® multi-site integration platform, to inspect trucks, buses, and cars at several Mexican customs border checkpoints at the country’s northern and southern borders. The Company also expects to support the civil works, training, and follow-on maintenance.

OSI Systems’ Chairman and CEO, Deepak Chopra, commented, “We are honored to receive this significant award and deeply appreciate the trust and confidence that SEDENA has placed in us. With our successful track record worldwide, particularly in customs and border security initiatives, we possess a profound understanding of how to effectively manage these complex projects.”

The award is subject to finalization and execution of definitive agreements. The Company excludes VAT from bookings, backlog, and revenues.

About Secretaría de la Defensa Nacional (SEDENA)

The Secretaría de la Defensa Nacional, or SEDENA, is Mexico's federal government department responsible for organizing and training the country's armed forces. Its main objective is to ensure the defense of the Mexican territory, its people, and its national sovereignty. The organization is headed by the Secretary of National Defense, who is appointed by the president of Mexico.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense, and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end product markets. For more information on OSI Systems or any of its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-G

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to OSI Systems’ current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside OSI Systems’ control and which may cause actual results to differ materially from those described in or implied by any forward-looking statements. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. OSI Systems assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent it is required to do so in connection with its ongoing requirements under Federal securities laws. For a further discussion of factors that could cause OSI Systems’ future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in OSI Systems’ most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by OSI Systems from time to time with the Securities and Exchange Commission.

SOURCE: OSI Systems, Inc.

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
310-349-2237
avashishat@osi-systems.com